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                                                                      EXHIBIT 11

                                  VENCOR, INC.
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
          FOR THE QUARTER AND SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                  QUARTER        SIX MONTHS
                                              ---------------  ---------------
                                               1996    1995     1996    1995
                                              ------- -------  ------- -------
PRIMARY EARNINGS PER COMMON AND COMMON
 EQUIVALENT SHARE:
Earnings:
 Income from operations...................... $30,865 $21,087  $58,475 $42,259
 Preferred stock dividend requirements.......       -  (1,795)       -  (3,588)
                                              ------- -------  ------- -------
 Income available to common stockholders.....  30,865  19,292   58,475  38,671
 Extraordinary loss on extinguishment of
  debt, net of income tax benefit............       -  (2,725)       -  (2,791)
                                              ------- -------  ------- -------
   Net income................................ $30,865 $16,567  $58,475 $35,880
                                              ======= =======  ======= =======
Shares used in the computation:
 Weighted average common shares outstanding..  70,351  59,712   70,304  58,778
 Dilutive effect of common stock
  equivalents................................   1,022     961    1,111   1,007
                                              ------- -------  ------- -------
   Shares used in computing earnings per
    common and common equivalent share.......  71,373  60,673   71,415  59,785
                                              ======= =======  ======= =======
Primary earnings per common and common
 equivalent share:
 Income from operations...................... $   .43 $   .32  $   .82 $   .65
 Extraordinary loss on extinguishment of
  debt.......................................       -    (.05)       -    (.05)
                                              ------- -------  ------- -------
   Net income................................ $   .43 $   .27  $   .82 $   .60
                                              ======= =======  ======= =======
FULLY DILUTED EARNINGS PER COMMON AND COMMON
 EQUIVALENT SHARE:
Earnings:
 Income available to common stockholders..... $30,865 $19,292  $58,475 $38,671
 Interest addback on convertible securities,
  net of income taxes........................       -   2,370        -   4,835
                                              ------- -------  ------- -------
 Adjusted income available to common
  stockholders...............................  30,865  21,662   58,475  43,506
 Extraordinary loss on extinguishment of
  debt, net of income tax benefit............       -  (2,725)       -  (2,791)
                                              ------- -------  ------- -------
   Net income................................ $30,865 $18,937  $58,475 $40,715
                                              ======= =======  ======= =======
Shares used in the computation:
 Weighted average common shares outstanding..  70,351  59,712   70,304  58,778
 Dilutive effect of common stock equivalents
  and other dilutive securities..............   1,022  12,742    1,111  12,819
                                              ------- -------  ------- -------
   Shares used in computing earnings per
    common and common equivalent share.......  71,373  72,454   71,415  71,597
                                              ======= =======  ======= =======
Fully diluted earnings per common and common
 equivalent share:
 Income from operations...................... $   .43 $   .30  $   .82 $   .61
 Extraordinary loss on extinguishment of
  debt.......................................       -    (.04)       -    (.04)
                                              ------- -------  ------- -------
   Net income................................ $   .43 $   .26  $   .82 $   .57
                                              ======= =======  ======= =======
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